News Release
Marshall & Ilsley Corporation 770 North Water Street/Milwaukee, Wisconsin 53202

For release:	Immediately

For further information:	John Presley, senior vice president, chief financial officer, (414) 765-7833 Don Wilson, senior vice president, corporate treasurer, (414) 765-8043

MARSHALL & ILSLEY CORPORATION ANNOUNCES FIRST QUARTER RESULTS

Milwaukee, Wis. – Apr. 12, 2005 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2005 first quarter net income of $0.73 per diluted share, or $169.6 million, as compared to $0.65 per diluted share, or $146.1 million, in the first quarter of 2004. First quarter net income per share increased 12.3 percent over the same period in 2004.

Return on average assets based on net income for the first quarter was 1.68 percent, as compared to 1.69 percent for the same period in 2004.  Return on average equity based on net income was 17.28 percent this quarter as compared to 17.42 percent for the first quarter of 2004.

The Corporation’s provision for loan and lease losses was $8.1 million in the first quarter of 2005, versus $9.0 million in the same period last year.  Net charge-offs for the period were $8.0 million, or 0.11 percent of total average loans and leases outstanding this quarter, and $4.9 million a year ago or 0.08 percent of total average loans and leases.  At March 31, 2005, the allowance for loan and lease losses was 1.17 percent of total loans and leases, compared to 1.36 percent a year earlier.  Nonperforming loans and leases were 0.42 percent of total loans and leases at March 31, 2005, and 0.60 percent at March 31, 2004.

Assets at March 31, 2005 were $41.6 billion, compared to $35.5 billion at March 31, 2004.  Book value per share was $17.71 at March 31, 2005, compared to $15.42 for the same date a year ago.  Total loans and leases were $30.6 billion, compared to $26.1 billion at March 31, 2004.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $41.6 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank has the largest banking presence in Wisconsin with 196 offices throughout the state. In addition, M&I has 35 locations throughout Arizona; 11 offices in metropolitan Minneapolis/St. Paul, Minn.; and, locations in Duluth, Minn.; Las Vegas, Nev.; and, Naples and Bonita Springs, Fla. M&I’s Southwest Bank affiliate has six offices in the St. Louis area and one office in Belleville, Ill. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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This press release contains forward-looking statements concerning M&I’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2004 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Tuesday, April 12, regarding first quarter earnings.  For those interested in listening, please call 1-800-243-6403 and ask for M&I’s quarterly earnings release conference call.  If you are unable to join us at this time, a replay of the call will run through April 19, 5:00 p.m. Central Daylight Time by calling 1-800-839-6713 and entering passcode 700 88 47 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on April 12.

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended
	March 31,	March 31,	Percent
	2005	2004	Change
PER SHARE DATA
Diluted:
Net Income	$0.73	$0.65	12.3%
Basic:
Net Income	0.75	0.66	13.6
Dividend Declared	0.210	0.180	16.7
Book Value	17.71	15.42	14.9
Shares Outstanding (millions):
Average - Diluted	231.6	226.0	2.5
End of Period	228.7	222.1	3.0

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$300.0	$286.5	4.7%
Provision for Loan and Lease Losses	8.1	9.0	-10.0

Data Processing Services	272.4	186.1	46.4
Item Processing	10.6	11.4	-7.0
Trust Services	40.3	36.3	11.0
Service Charge on Deposits	23.6	25.5	-7.5
Mortgage Banking	8.0	6.9	15.9
Net Investment Securities Gains (Losses)	5.8	(0.5)	n.m.
All Other	48.8	47.7	2.3
Total Non-Interest Revenues	409.5	313.4	30.7

Salaries and Employee Benefits	238.5	203.9	17.0
Occupancy and Equipment	53.4	47.4	12.7
Intangible Amortization	8.1	5.5	47.3
Other	136.4	105.5	29.3
Total Non-Interest Expenses	436.4	362.3	20.5

Tax Equivalent Adjustment	8.2	7.9	3.8
Pre-Tax Earnings	256.8	220.7	16.4
Income Taxes	87.2	74.6	16.9

Net Income	$169.6	$146.1	16.1%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.36%	3.69%
Interest Spread (FTE)	2.97	3.39

Efficiency Ratio	62.0	60.4
Efficiency Ratio without Metavante	48.8	49.2

Return on Assets	1.68	1.69
Return on Equity	17.28	17.42

Equity / Assets (End of Period)	9.66	9.59

M&I Corporation
Financial Information
(unaudited)
	As of
	March 31,	March 31,	Percent
ASSETS ($millions)	2005	2004	Change
Cash & Due From Banks	$873	$691	26.3%
Trading Securities	24	47	-48.9
Short - Term Investments	158	136	16.2
Investment Securities	6,158	6,010	2.5
Loans and Leases:
Commercial Loans & Leases	9,096	7,719	17.8
Commercial Real Estate	9,702	8,424	15.2
Residential Real Estate	5,041	3,375	49.4
Home Equity Loans & Lines	5,162	4,604	12.1
Personal Loans and Leases	1,582	1,934	-18.2
Total Loans and Leases	30,583	26,056	17.4
Reserve for Loan & Leases Losses	(358)	(354)	1.1
Premises and Equipment, net	445	434	2.5
Goodwill and Intangibles	2,152	1,104	94.9
Other Assets	1,606	1,352	18.8
Total Assets	$41,641	$35,476	17.4%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,790	$4,360	9.9%
Bank Issued Interest Bearing Activity	9,860	9,956	-1.0
Bank Issued Time	4,051	3,213	26.1
Total Bank Issued Deposits	18,701	17,529	6.7
Wholesale Deposits	7,001	5,622	24.5
Total Deposits	25,702	23,151	11.0
Short - Term Borrowings	4,456	4,619	-3.5
Long - Term Borrowings	5,892	3,221	82.9
Other Liabilities	1,569	1,083	44.9
Shareholders' Equity	4,022	3,402	18.2
Total Liabilities & Shareholders' Equity	$41,641	$35,476	17.4%

	Three Months Ended
	March 31,	March 31,	Percent
	2005	2004	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$919	$771	19.2%
Trading Securities	23	23	0.0
Short - Term Investments	187	213	-12.2
Investment Securities	6,101	5,680	7.4
Loans and Leases:
Commercial Loans & Leases	8,858	7,541	17.5
Commercial Real Estate	9,516	8,321	14.4
Residential Real Estate	4,729	3,227	46.5
Home Equity Loans and Lines	5,131	4,438	15.6
Personal Loans and Leases	1,650	1,901	-13.2
Total Loans and Leases	29,884	25,428	17.5
Reserve for Loan & Leases Losses	(361)	(356)	1.4
Premises and Equipment, net	451	438	3.0
Goodwill and Intangibles	2,142	1,108	93.3
Other Assets	1,695	1,539	10.1
Total Assets	$41,041	$34,844	17.8%

Memo:
Average Earning Assets	$36,195	$31,344
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$36,156	$31,261

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,693	$4,316	8.7%
Bank Issued Interest Bearing Activity	9,877	9,992	-1.2
Bank Issued Time	3,861	3,243	19.1
Total Bank Issued Deposits	18,431	17,551	5.0
Wholesale Deposits	6,803	4,964	37.0
Total Deposits	25,234	22,515	12.1
Short - Term Borrowings	2,893	3,428	-15.6
Long - Term Borrowings	7,205	4,243	69.8
Other Liabilities	1,729	1,284	34.7
Shareholders' Equity	3,980	3,374	18.0
Total Liabilities & Shareholders' Equity	$41,041	$34,844	17.8%

Memo:
Average Interest Bearing Liabilities	$30,639	$25,870

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended
	March 31,	March 31,	Percent
	2005	2004	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$8.0	$4.9	63.3%
Net Charge-Offs / Average Loans & Leases	0.11%	0.08%
Loan and Lease Loss Reserve ($millions)	$358.3	$353.7	1.3%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.17%	1.36%
Non-Performing Loans & Leases (NPL) ($millions)	$130.0	$156.1	-16.7%
NPL's / Period-End Loans & Leases	0.42%	0.60%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	276%	227%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	5.43%	4.67%
Commercial Real Estate	5.85	5.37
Residential Real Estate	5.71	5.56
Home Equity Loans and Lines	5.74	5.35
Personal Loans and Leases	5.53	5.14
Total Loans and Leases	5.67	5.17
Investment Securities	5.01	5.01
Short - Term Investments	2.73	1.08
Interest Income (FTE) / Avg. Interest Earning Assets	5.54%	5.11%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	1.38%	0.63%
Bank Issued Time	2.74	2.38
Total Bank Issued Deposits	1.76	1.06
Wholesale Deposits	2.61	1.69
Total Interest Bearing Deposits	2.04	1.23
Short - Term Borrowings	3.08	1.86
Long - Term Borrowings	3.85	3.70
Interest Expense / Avg. Interest Bearing Liabilities	2.57%	1.72%
Net Interest Margin(FTE) / Avg. Earning Assets	3.36%	3.69%
Interest Spread (FTE)	2.97%	3.39%

Notes: (a) Includes Loans past due 90 days or more
(b) Based on average balances excluding fair value adjustments for available for sale securities.